Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Kate Cronin, 508.661.2288, news@ameresco.com
	Investor Relations	Mark Chiplock, 508.661.2255, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Third Quarter 2018 Financial Results

Third Quarter 2018 Financial Highlights (year over year):

•	Revenues of $205.4 million, up 0.3%, year to date of $569.8 million, up 13%

•	Net income attributable to common shareholders of $10.7 million, up 26%, year to date of $26.4 million, up 93%

•	Net income per diluted share of $0.23, up 21%

•	Adjusted EBITDA of $25.6 million, up 23%, year to date of $62.8 million, up 49%

•	Non-GAAP EPS of $0.23, up 28%, year to date of $0.58, up 107%

•	Project backlog of $2.0 billion, up 18%, and record high contracted backlog of $819.4 million, up 30%

•	Added 23MWe and 84MWe, quarter and year to date, of assets to our development pipeline

FRAMINGHAM, MA - October 30, 2018 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2018. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary
“We had another strong quarter and continued to build momentum in our business.  Gross margin improved materially and profit growth was outstanding,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco.  “Our recurring revenue streams, particularly energy sales, drove the margin performance and offset the natural variability in project revenue.  Visibility improved yet again, with project backlog growing to over $2 billion and asset development backlog growing to 133MWe.  The project business continues to benefit from the trend to larger and more complex projects, which plays to our strength in design, engineering and management.  The solid financial performance and growing backlog this quarter reinforces our optimistic outlook for the rest of 2018 and beyond.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Third Quarter 2018

Revenues were $205.4 million, compared to $204.7 million. Operating income was $17.3 million, compared to $14.3 million.

Net income attributable to common shareholders was $10.7 million compared to $8.5 million, and net income per diluted share was $0.23 compared to $0.19. Non-GAAP EPS was $0.23 compared to $0.18.

Adjusted EBITDA, a non-GAAP financial measure, was $25.6 million, compared to $20.8 million.

Additional Third Quarter 2018 Operating Highlights:

•
Cash flows from operating activities were $25.1 million, compared to cash flows used of $39.0 million, and adjusted cash from operations, a non-GAAP financial measure, was $69.0 million, compared to $9.3 million.

•	Total project backlog was $2.0 billion and consisted of:

◦
New record high, $819.4 million of fully-contracted backlog, representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and

◦	$1.2 billion of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $319.8 million or 133 MWe.

FY 2018 Guidance
Based on year to date performance and expectations for the remainder of 2018, Ameresco is raising its 2018 earnings guidance. Ameresco now expects net income per diluted share to be in the range of $0.71 to $0.79 and adjusted EBITDA to be in the range of $81 million to $89 million in 2018. We still expect total revenue to be in the range of $780 million to $820 million. This guidance excludes the impact of any non-controlling interest activity and our restructuring activities, as well as any related tax impact.

Share Repurchase Program

Through the end of the third quarter, the Company repurchased 2,085,497 shares of its Class A common stock for $11.5 million. The Company has approximately $3.5 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results.
The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 3570646)

•	International Participants: Dial 1-224-357-2393 (Access Code: 3570646)
Participants are advised to dial into the call at least ten minutes prior to register.
A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com.
An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 7, 2018. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,539	$24,262
Restricted cash	13,461	15,751
Accounts receivable, net	90,378	85,121
Accounts receivable retainage, net	14,401	17,484
Costs and estimated earnings in excess of billings	66,471	104,852
Inventory, net	8,128	8,139
Prepaid expenses and other current assets	13,123	14,037
Income tax receivable	13,684	6,053
Project development costs	16,776	11,379
Total current assets	300,961	287,078
Federal ESPC receivable	272,953	248,917
Property and equipment, net	6,649	5,303
Energy assets, net	442,018	356,443
Goodwill	58,853	56,135
Intangible assets, net	2,315	2,440
Other assets	30,706	27,635
Total assets	$1,114,455	$983,951

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$24,397	$22,375
Accounts payable	119,969	135,881
Accrued expenses and other current liabilities	28,067	23,260
Billings in excess of cost and estimated earnings	32,516	19,871
Income taxes payable	6,348	755
Total current liabilities	211,297	202,142
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	226,252	173,237
Federal ESPC liabilities	262,484	235,088
Deferred income taxes, net	3,453	584
Deferred grant income	6,774	7,188
Other liabilities	25,404	18,754

Redeemable non-controlling interests	14,585	10,338

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 30,057,605 shares issued and 27,972,108 shares outstanding at September 30, 2018, 29,406,315 shares issued and 27,533,049 shares outstanding at December 31, 2017	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	2	2
Additional paid-in capital	121,660	116,196
Retained earnings	258,213	235,844
Accumulated other comprehensive loss, net	(4,101)	(5,626)
Less - treasury stock, at cost, 2,085,497 shares at September 30, 2018 and 1,873,266 shares at December 31, 2017	(11,571)	(9,799)
Total stockholders' equity	364,206	336,620
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,114,455	$983,951

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$205,375	$204,744	$569,767	$506,019
Cost of revenues	159,213	163,377	445,356	403,320
Gross profit	46,162	41,367	124,411	102,699
Selling, general and administrative expenses	28,866	27,027	84,871	80,164
Operating income	17,296	14,340	39,540	22,535
Other expenses, net	3,244	1,668	10,754	5,232
Income before provision for income taxes	14,052	12,672	28,786	17,303
Income tax provision	3,351	3,881	1,879	4,296
Net income	10,701	8,791	26,907	13,007
Net (income) loss attributable to redeemable non-controlling interests	—	(298)	(516)	673
Net income attributable to common shareholders	$10,701	$8,493	$26,391	$13,680
Net income per share attributable to common shareholders:
Basic	$0.23	$0.19	$0.58	$0.30
Diluted	$0.23	$0.19	$0.57	$0.30
Weighted average common shares outstanding:
Basic	45,854	45,524	45,599	45,500
Diluted	46,944	45,771	46,509	45,664

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$26,907	$13,007
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	19,699	15,822
Depreciation of property and equipment	1,573	1,931
Amortization of deferred financing fees	1,587	1,194
Amortization of intangible assets	771	1,082
Provision for bad debts	483	68
Loss (gain) on disposal / sale of assets	300	(104)
Net gain from derivatives	(367)	(206)
Stock-based compensation expense	1,137	976
Deferred income taxes	3,914	(2,139)
Unrealized foreign exchange (gain) loss	486	(1,494)
Changes in operating assets and liabilities:
Accounts receivable	2,073	22,599
Accounts receivable retainage	3,008	308
Federal ESPC receivable	(111,982)	(119,093)
Inventory, net	10	3,503
Costs and estimated earnings in excess of billings	28,704	(24,403)
Prepaid expenses and other current assets	5,241	(2,271)
Project development costs	(6,984)	(4,028)
Other assets	(1,371)	225
Accounts payable, accrued expenses and other current liabilities	(16,552)	4,772
Billings in excess of cost and estimated earnings	11,166	(4,283)
Other liabilities	194	(255)
Income taxes payable	(2,038)	2,357
Cash flows from operating activities	(32,041)	(90,432)
Cash flows from investing activities:
Purchases of property and equipment	(2,961)	(1,922)
Purchases of energy assets	(44,059)	(68,736)
Proceeds from sale of assets of a business	—	2,777
Acquisitions, net of cash received	(62,687)	(2,409)
Cash flows from investing activities	(109,707)	(70,290)
Cash flows from financing activities:
Payments of financing fees	(3,667)	(2,024)
Proceeds from exercises of options and ESPP	4,327	1,559
Repurchase of common stock	(1,772)	(3,029)
Proceeds (payments) for senior secured credit facility, net	(900)	12,847
Proceeds from long-term debt financings	78,914	48,885
Proceeds from Federal ESPC projects	113,570	122,340
Proceeds for energy assets from Federal ESPC	2,269	—
Proceeds from sale-leaseback financings	5,145	30,611
Contributions from redeemable non-controlling interests, net	3,731	1,358
Payments on long-term debt	(22,825)	(40,228)
Cash flows from financing activities	178,792	172,319
Effect of exchange rate changes on cash	(124)	322
Net increase in cash, cash equivalents and restricted cash	36,920	11,919
Cash, cash equivalents and restricted cash, beginning of period	60,105	52,826
Cash, cash equivalents and restricted cash, end of period	$97,025	$64,745

Non-GAAP Financial Measures (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$10,701	$8,493	$26,391	$13,680
Impact from redeemable non-controlling interests	—	298	516	(673)
Plus: Income tax provision	3,351	3,881	1,879	4,296
Plus: Other expenses, net	3,244	1,668	10,754	5,232
Plus: Depreciation and amortization of intangible assets	7,523	6,563	22,043	18,835
Plus: Stock-based compensation	390	326	1,137	976
Plus: Restructuring and other charges	386	8	66	252
Plus: Non-Core Canada project loss	—	(413)	—	(413)
Adjusted EBITDA	$25,595	$20,824	$62,786	$42,185
Adjusted EBITDA margin	12.5%	10.2%	11.0%	8.3%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$10,701	$8,493	$26,391	$13,680
Impact from redeemable non-controlling interests	—	298	516	(673)
Plus: Restructuring and other charges	386	8	66	252
Plus: Non-Core Canada project loss	—	(413)	—	(413)
Less: Income tax effect of non-GAAP adjustments	(101)	—	(101)	(44)
Non-GAAP net income	$10,986	$8,386	$26,872	$12,802

Diluted net income per common share	$0.23	$0.19	$0.57	$0.30
Effect of adjustments to net income	—	(0.01)	0.01	(0.02)
Non-GAAP EPS	$0.23	$0.18	$0.58	$0.28

Adjusted cash from operations:
Cash flows from operating activities	$25,096	$(39,013)	$(32,041)	$(90,432)
Plus: proceeds from Federal ESPC projects	43,906	48,304	113,570	122,340
Adjusted cash from operations	$69,002	$9,291	$81,529	$31,908

	Three Months Ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,215,400	$1,097,000
Fully-contracted	819,400	627,500
Total construction backlog	$2,034,800	$1,724,500

Energy assets in development(2)	$319,842	$177,700

	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$282,000	$146,700	$638,500	$440,200
New awards(1)	$198,900	$230,100	$654,900	$579,500
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2018
	Low	High
Operating income	$50,000	$56,000
Depreciation and amortization of intangible assets	30,000	31,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	—	—
Adjusted EBITDA	$81,000	$89,000
Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-

core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.